NEWS RELEASE
Investor Contact: Dustin Stilwell 812.306.2964 dustinstilwell@berryplastics.com	Media Contact: Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports Fourth Quarter and Fiscal Year 2014 Results

EVANSVILLE, Ind. – November 21, 2014 – Berry Plastics Group, Inc. (NYSE:BERY) today reported results for its fourth quarter fiscal 2014, referred to in the following as the September 2014 quarter, and fiscal year 2014:

  Increased net sales to $1,310 million for the September 2014 quarter, a 9 percent increase compared to the same prior year quarter and to $4,958 million for fiscal year 2014, a 7 percent increase compared to fiscal year 2013
  Recorded net income per diluted share of $0.24 and adjusted net income per diluted share of $0.35 for the September 2014 quarter
  Increased Operating EBITDA to $210 million for the September 2014 quarter, an 8 percent increase compared to the same prior year quarter and increased fiscal year 2014 Adjusted EBITDA to $830 million or by 5% as compared to fiscal year 2013
  Increased cash from operating activities in fiscal year 2014 to $530 million from $464 million in fiscal year 2013
  Fiscal year 2014 Adjusted free cash flow of $302 million, representing an adjusted free cash flow yield of over 10 percent
"In the September 2014 quarter we reported record sales for any quarterly period in the Company’s history.  We generated Operating EBITDA of $210 million, which was an 8 percent increase versus the same prior year period, in the face of continued weak packaged food demand and higher raw material costs," said Jon Rich, Chairman and CEO of Berry Plastics.  “Our adjusted free cash flow for fiscal year 2014 totaled $302 million, an increase of 27 percent versus the fiscal year 2013 total of $238 million.”

September 2014 Quarter Results
For the September 2014 quarter, the Company’s net sales increased by 9 percent to $1,310 million from $1,204 million in the September 2013 quarter.  The year-over-year increase was primarily attributed to increased selling prices due to higher material costs along with sales from businesses we acquired in the last 12 months partially offset by weak packaged food demand.

	Quarterly Period Ended (Unaudited)
Net sales (in millions)	September 27, 2014	September 28, 2013	$ Change	% Change
Rigid Open Top	$290	$299	$(9)	(3)%
Rigid Closed Top	396	351	45	13%
Rigid Packaging	686	650	36	6%
Engineered Materials	374	367	7	2%
Flexible Packaging	250	187	63	34%
Total net sales	$1,310	$1,204	$106	9%

Fiscal Year 2014 Results
For fiscal year 2014, the Company’s net sales increased by 7 percent to $4,958 million as compared to $4,647 million in fiscal year 2013.  The increase was primarily attributed to revenues from acquired businesses along with increases in net selling prices due to the pass through of higher raw material costs partially offset by weak packaged food demand.

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	Fiscal Year Ended (Unaudited)
Net sales (in millions)	September 27, 2014	September 28, 2013	$ Change	% Change
Rigid Open Top	$1,110	$1,127	$(17)	(2)%
Rigid Closed Top	1,469	1,387	82	6%
Rigid Packaging	2,579	2,514	65	3%
Engineered Materials	1,455	1,397	58	4%
Flexible Packaging	924	736	188	26%
Total net sales	$4,958	$4,647	$311	7%

Capital Structure and Adjusted Free Cash Flow
The ratio of net debt of $3,789 million to Adjusted EBITDA of $830 million for the fiscal year ended September 27, 2014 was 4.6x.  The Company’s adjusted free cash flow for fiscal year 2014 was $302 million and $131 million for the September 2014 quarter.  Reflecting the Company’s commitment to reduce debt and our strong free cash flow in fiscal 2014 we made a voluntary $100 million principal payment on our term loan in November 2014.

	September 27, 2014	September 28, 2013
(in millions)	(Unaudited)

Term Loans	$2,505	$2,522
Revolving line of credit	—	—
5½% Second Priority Notes	500	—
9¾% Second Priority Notes	800	800
Retired debt	—	518
Capital leases and other	113	106
Total debt	$3,918	$3,946
Less: Cash and cash equivalents	(129)	(142)
Net debt	$3,789	$3,804

Outlook
“Our continued focus on driving organic and international growth coupled with cost reduction actions taken, pave the way for success for Berry in the future.  As we move forward, Berry will remain focused on our key strategic initiatives to continue to drive shareholder value,” said Rich.

Looking forward, we anticipate our fiscal year 2015 adjusted free cash flow to be $320 million, after deducting the $39 million payment paid in October 2014 under the Company’s tax receivable agreement.  This estimate assumes no change in plastic resin costs and $50 million of other cash costs relating to items such as; remaining costs from our fiscal 2014 cost reduction initiatives and acquisition integration costs from businesses acquired in fiscal 2014.  Our investments in property, plant, and equipment are forecasted to be $230 million for fiscal year 2015.  Assuming no change in short-term interest rates or refinancing activity, we estimate fiscal year 2015 cash interest will be $205 million.

Investor Conference Call
The Company will host a conference call today, November 21, 2014, at 10 a.m. Eastern Time to discuss its fourth quarter and fiscal 2014 results.  The telephone number to access the conference call is (866) 244-4530 (domestic), or (703) 639-1173 (international), conference ID 1646350.  The call will last approximately one hour.  Interested parties are invited to listen to a live webcast by visiting the Company’s Investor Relations page at www.berryplastics.com.  A replay of the conference call can also be accessed on the Investor Relations page of the website beginning November 21, 2014, at 2 p.m. Eastern Time, to November 29, 2014, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1646350.

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About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $5 billion in fiscal 2014.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures such as Operating EBITDA, Adjusted EBITDA, Adjusted net income per share and Adjusted free cash flow. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) the impact of potential changes in interest rates: (4) performance of our business and future operating results; (5) risks related to our acquisition strategy and integration of acquired businesses; (6) reliance on unpatented know-how and trade secrets; (7) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (8) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (9) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (10) risks of competition, including foreign competition, in our existing and future markets;(11) general business and economic conditions, particularly an economic downturn; (12) the ability of our insurance to cover fully our potential exposures; (13) risks that our restructuring programs may entail greater implementation costs  or result in lower costs savings than anticipated, and (14) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Fiscal Year Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net sales	$1,310	$1,204	$4,958	$4,647
Costs and expenses:
Cost of goods sold	1,114	1,006	4,190	3,835
Selling, general and administrative	76	77	320	307
Amortization of intangibles	25	24	102	105
Restructuring and impairment charges	2	7	30	14
Operating income	93	90	316	386

Debt extinguishment	—	—	35	64
Other income, net	(4)	(1)	(7)	(7)
Interest expense, net	53	56	221	244
Income before income taxes	44	35	67	85
Income tax expense	14	9	4	28
Consolidated net income	30	26	63	57
Net income attributable to non-controlling interests	1	—	1	—
Net income attributable to the Company	$29	$26	$62	$57
Comprehensive income	$9	$52	$37	$86

Net income per share:
Basic	$0.25	$0.23	$0.53	$0.50
Diluted	0.24	0.22	0.51	0.48

Weighted-average number of shares outstanding: (in thousands)
Basic	117,674	115,427	116,875	113,486
Diluted	122,014	120,747	121,521	119,454

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Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	September 27, 2014	September 28, 2013

Assets:
Cash and cash equivalents	$129	$142
Accounts receivable, net	491	449
Inventories	604	575
Other current assets	208	171
Property, plant and equipment, net	1,364	1,266
Goodwill, intangibles assets and other long-term assets	2,472	2,532
Total assets	$5,268	$5,135

Liabilities and stockholders' deficit
Current liabilities, excluding debt	709	613
Current and long-term debt	3,918	3,946
Other long-term liabilities	742	772
Non-controlling interest	13	—
Stockholders’ deficit	(114)	(196)
Total liabilities and stockholders' deficit	$5,268	$5,135

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Berry Plastics Group, Inc.
   Condensed Consolidated Statements of Cash Flows
(Unaudited)
 (in millions)

	Fiscal Year Ended
	September 27, 2014	September 28, 2013

Net cash from operating activities	$530	$464

Cash flows from investing activities:
Additions to property, plant, and equipment	(215)	(239)
Proceeds from sale of assets	19	18
Acquisitions of businesses, net of cash acquired	(226)	(24)
Net cash from investing activities	(422)	(245)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,627	1,391
Repayment of long-term borrowings	(1,687)	(1,978)
Repayment of notes receivable	—	2
Proceeds from issuance of common stock	17	27
Debt financing costs	(44)	(39)
Payment of tax receivable agreement	(32)	(5)
Proceeds from initial public offering	—	438
Net cash from financing activities	(119)	(164)
Effect of currency translation on cash	(2)	—
Net change in cash and cash equivalents	(13)	55
Cash and cash equivalents at beginning of period	142	87
Cash and cash equivalents at end of period	$129	$142

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Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions)

	Quarterly Period Ended		Fiscal Year Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales:
Rigid Open Top	$290	$299	$1,110	$1,127
Rigid Closed Top	396	351	1,469	1,387
Rigid Packaging	$686	$650	$2,579	$2,514
Engineered Materials	374	367	1,455	1,397
Flexible Packaging	250	187	924	736
Total	$1,310	$1,204	$4,958	$4,647
Operating income:
Rigid Open Top	$14	$28	$34	$123
Rigid Closed Top	31	33	132	130
Rigid Packaging	$45	$61	$166	$253
Engineered Materials	35	28	125	116
Flexible Packaging	13	1	25	17
Total	$93	$90	$316	$386
Depreciation and amortization:
Rigid Open Top	$22	$22	$92	$90
Rigid Closed Top	40	31	133	129
Rigid Packaging	$62	$53	$225	$219
Engineered Materials	19	18	75	71
Flexible Packaging	16	12	58	51
Total	$97	$83	$358	$341
Restructuring and impairment charges:
Rigid Open Top	$—	$—	$13	$1
Rigid Closed Top	1	—	2	3
Rigid Packaging	$1	$—	$15	$4
Engineered Materials	1	7	7	9
Flexible Packaging	—	—	8	1
Total	$2	$7	$30	$14
Other operating expenses: (1)
Rigid Open Top	$12	$4	$45	$9
Rigid Closed Top	2	4	15	11
Rigid Packaging	$14	$8	$60	$20
Engineered Materials	1	2	5	7
Flexible Packaging	3	4	16	7
Total	$18	$14	$81	$34
Operating EBITDA:
Rigid Open Top	$48	$54	$184	$223
Rigid Closed Top	74	68	282	273
Rigid Packaging	$122	$122	$466	$496
Engineered Materials	56	55	212	203
Flexible Packaging	32	17	107	76
Total	$210	$194	$785	$775

(1) Includes business optimization and integration expenses and non-cash charges.

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Fiscal Year Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Operating income	$93	$90	$316	$386

Add: depreciation and amortization	97	83	358	341
Add: restructuring and impairment	2	7	30	14
Add: other operating expenses	18	14	81	34
Operating EBITDA (1)	$210	$194	$785	$775

Add: pro forma acquisitions	—		18
Add: unrealized cost savings	3		27
Adjusted EBITDA (1)	$213		$830

Cash flow from operating activities	$160	$167	$530	$464
Additions to property, plant, and equipment, net	(29)	(47)	(196)	(221)
Tax receivable agreement payment	—	—	(32)	(5)
Adjusted free cash flow (1)	$131	$120	$302	$238

Net income per diluted share	$0.24	$0.22
Restructuring and impairment charges (net of tax)	0.01	0.04
Other operating expense (net of tax)	0.10	0.07
Adjusted net income per diluted share (1)	$0.35	$0.33

	Estimated Fiscal 2015
Cash flow from operating activities	$589
Additions to property, plant, and equipment, net	(230)
Tax receivable agreement payment	(39)
Adjusted free cash flow (1)	$320

(1) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company’s operations, and also among the criteria upon which performance-based compensation may be based.  Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes. We use Adjusted Free Cash Flow as a measure of liquidity because it assists us in assessing our company’s ability to fund its growth through its generation of cash.  Our projected Adjusted Free Cash flow for fiscal 2015 assumes $589 million of cash flow from operations less $230 million of net additions to property, plant, and equipment and $39 million of payment under our tax receivable agreement.

Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

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